CONSENT of ERNST & YOUNG LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Select Fixed Income Trust (Evergreen Select Fixed Income Fund and Evergreen Select Income Plus Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Bond Fund and the CoreFunds, Inc. Short-Intermediate Bond Fund.


                                                       /s/Ernst & Young LLP





Philadelphia, Pennsylvania
April 20, 1998
















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